Martha W. Drew
                                          Personal Representative
                                          Estate of Alan W. Drew
                                          834 Island Club Square
                                          Vero Beach, Florida  32963-5505


                                          January 28, 2000


Transnational Industries, Inc.
P.O. Box 198
U.S. Route One
Chadds Ford, Pennsylvania  19317


               Re: Purchase and Sale of Shares of Transnational Industries, Inc.


Ladies and Gentlemen:


     By this letter agreement (this "Letter Agreement"), I wish to memorialize the agreement of Transnational Industries, Inc., a Delaware corporation (the "Company"), to purchase 45,710 issued and outstanding shares (the "Shares") of the common stock of the Company from Martha W. Drew, Personal Representative of the Estate of Alan W. Drew (the "Seller").

     Section 1. Purchase and Sale; Escrow.

     (a) The Seller hereby sells to the Company, and the Company hereby purchases from the Seller, all of the right, title and interest of the Seller in and to the Shares, as of the date hereof, on the terms and conditions set forth in this Letter Agreement. The aggregate purchase price for the Shares is $137,130, payable by a wire transfer of immediately available funds (the "Funds") in accordance with the instructions provided by the Seller to the Company.

     (b) A certificate representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached (the "Certificate") is, simultaneous with the execution and delivery of this Letter Agreement, being held in escrow by Robert DeVellis (the "Escrow Agent"), attorney for the Seller. Immediately upon the Seller's receipt of the Funds, the Escrow Agent shall release the Certificate to the Company.

     Section 2. Representations and Warranties of the Seller.

     (a) Title. The Seller owns the Shares, beneficially and of record, free and clear of all liens, encumbrances and security interests of any kind (collectively, "Liens"). The delivery of a certificate or certificates representing the Shares will transfer to the Company good and valid title to the Shares, free and clear of all liens.

     (b) Authority. The execution and delivery by the Seller of this Letter Agreement, and the performance by the Seller of its obligations hereunder, are within the authority of the Seller, no other action on the part of the Seller, any beneficiary or beneficiaries of Alan W. Drew or any other person or entity being necessary in connection with such execution, delivery and performance. This Letter Agreement has been duly and validly executed by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     Section 3. Miscellaneous.

     (a) Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to a contract executed and performed in such Commonwealth, without giving effect to the conflicts of laws principles thereof.

     (b) Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     (c) Entire Agreement.This Letter Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.


     Please sign below to indicate agreement to the foregoing.



                         /s/ Martha W. Drew
                         Martha W. Drew
                         Personal Representative of the Estate of Alan W. Drew


Acknowledged and agreed:

TRANSNATIONAL INDUSTRIES, INC.



By:      /s/ Paul L. Dailey
         Name: Paul L. Dailey
         Title: Vice President - Finance


/s/ Robert DeVellis
Robert DeVellis, Escrow Agent